UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2019

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	001-37761	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2019, VistaGen Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. (“Blair”), relating to an underwritten public offering (the “Public Offering”) of 10,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (the “Firm Shares”), at a public offering price of $1.00 per share. Under the terms of the Underwriting Agreement, the Company granted to Blair a 30-day over-allotment option (the “Over-Allotment Option”) to purchase up to an additional 1,500,000 shares of its Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”).

On March 1, 2019, Blair exercised the Over-Allotment Option in full. As a result of the closing of the sale of the Firm Shares on February 28, 2019 and the anticipated closing of the Option Shares on March 5, 2019, the Company expects total gross proceeds from the Public Offering will be $11.5 million and total net proceeds of the Public Offering will be approximately $10.4 million, after deducting the underwriting discount and Public Offering expenses payable by the Company.

Following the issuance of the Shares to Blair, the Company expects to have a total of 42,620,465 shares of its Common Stock issued and outstanding.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Firm Shares were, and the Option Shares are, being sold pursuant to a shelf registration statement filed with the Securities and Exchange Commission (“SEC”), which became effective on July 27, 2017 (File No. 333-215671). A prospectus supplement relating to the Public Offering was filed with the SEC on February 27, 2019. The closing of the Public Offering with respect to the Firm Shares occurred on February 28, 2019, and the closing of the offering of Option Shares is expected to take place on or about March 5, 2019, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Disclosure Law Group, a Professional Corporation, relating to the Shares sold in the Public Offering is attached hereto as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 26, 2019, by and between VistaGen Therapeutics, Inc. and William Blair & Company, L.L.C.
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: March 4, 2019	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 26, 2019, by and between VistaGen Therapeutics, Inc. and William Blair & Company, L.L.C.
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)